Exhibit 23.4

BROUSSARD, POCHÉ, LEWIS & BREAUX, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

4112 West Congress
P.O. Box 61400
Lafayette, Louisiana 70596-1400
phone: (337) 988-4930
fax: (337) 984-4574
www.bplb.com
Other Offices:

Crowley, LA
(337) 783-5693
Opelousas, LA
(337) 942-5217

Abbeville, LA
(337) 898-1497
New Iberia, LA
(337) 364-4554
Church Point, LA
(337) 684-2855

Herbert Lemoine II, CPA*
Frank A. Stagno, CPA*
Scott J. Broussard, CPA*
L. Charles Abshire, CPA*
P. John Blanchet, III, CPA*
Craig C. Babineaux, CPA*
Peter C. Borrello, CPA*
Martha B. Wyatt, CPA*
Fayetta T. Dupré, CPA*
Mary A. Castille, CPA*
Joey L. Breaux, CPA*
Craig J. Viator, CPA*
Stacey E. Singleton, CPA*
John L. Istre, CPA*
Tricia D. Lyons, CPA*
Mary T.Miller, CPA*
Elizabeth J.Moreau, CPA*

Retired:
Sidney L. Broussard, CPA 1925-2005
Leon K. Poché, CPA 1984
James H. Breaux, CPA 1987
Erma R. Walton, CPA 1988
George A. Lewis, CPA* 1992
Geraldine J. Wimberley, CPA* 1995
Lawrence A. Cramer, CPA* 1999
Ralph Friend, CPA* 2002
Donald W. Kelley, CPA* 2005
George J. Trappey, III, CPA*2007
Terrel P. Dressel, CPA* 2007
CONSENT OF BROUSSARD, POCHE’, LEWIS & BREAUX, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Allis-Chalmers Energy Inc. of our report dated March 31, 2006, with respect to the audited financial statements of Petro-Rentals, Inc. as of December 31, 2005 and 2004 and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
Lafayette, LA
February 15, 2008

Members of American Institute of
Certified Public Accountants
Society of Louisiana Certified
Public Accountants
* A Professional Accounting Corporation